SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  April 30, 1996



                    BIRMINGHAM UTILITIES, INC.

      (Exact name of registrant as specified in its charter)





Connecticut                     0-6028           06-0878647

(State or other jurisdiction   (Commission     (IRS Employer
 of incorporation)             File Number)    Identification No.)



                 230 BEAVER STREET, ANSONIA, CT 06401

  (Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code (860) 735-1888




   (Former name or former address, if changed since last report.)

Item 5.   Other Events.

       On April 30, 1996, the Registrant entered into Purchase and Sale Agreement with the City of Ansonia, Connecticut (the "City") for the sale by the Registrant to the City of approximately 59.24 acres of unimproved real property for the purchase price of $1,041,350.

       The sale of the property is conditioned upon the Registrant obtaining approval by the Connecticut Department of Public Utility Control ("DPUC") and the City obtaining approval of its Board of Alderman. It is also conditioned on the City receiving by May 30, 1996 final approval of a partial funding grant from the State of Connecticut.

       The City's Board of Aldermen is scheduled to consider the proposed purchase at its meeting on May 7, 1996. By referendum earlier in April, the City's voters approved a comprehensive school building and renovation project which included, in concept, the construction of a new high school on the property in question.

       The Registrant may not file its application with the DPUC until June 7, 1996, and by law the DPUC may take up to 150 days in which to issue its Decision. Although no assurances can be made, the Registrant knows of no reason why the DPUC should not approve the proposed sale.

Item 7.   Financial Statements and Exhibits

    (c)  Exhibits

       (10) Material Contracts. Purchase and Sale Agreement by and between Birmingham Utilities, Inc. and the City of Ansonia dated as of April 30, 1996.

       (99) Press release dated April 30, 1996.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BIRMINGHAM UTILITIES, INC.
                                      (Registrant)


Date  May 6, 1996             By /s/ Aldore J. Rivers
                                ALDORE J. RIVERS, PRESIDENT
                                     (Signature)